                                                                    EXHIBIT 32.2

                    CERTIFICATION OF CHIEF FINANCIAL OFFICER
           PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

      In connection with the Quarterly Report of V.F. Corporation (the "Company") on Form 10-Q for the period ending October 1, 2005 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Robert
K. Shearer, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

November 7, 2005
                                                 /s/ Robert K. Shearer
                                                 -----------------------------
                                                 Robert K. Shearer
                                                 Senior Vice President and Chief
                                                 Financial Officer